Exhibit 99.2

KINETA, INC. 7683 SE 27TH STREET, SUITE 481 MERCER ISLAND, WASHINGTON 98040

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/KA2025SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V75371-TBD       KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KINETA, INC.

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain

1.

To adopt the Agreement and Plan of Merger dated December 11, 2024, as amended by the First Amendment to the Agreement and Plan of Merger dated May 5, 2025, by and between TuHURA Biosciences, Inc., a Nevada corporation (“TuHURA”), Hura Merger Sub I, Inc., a Delaware corporation and a direct wholly-owned subsidiary of TuHURA, Hura Merger Sub II, LLC, a Delaware limited liability company and direct wholly-owned subsidiary of TuHURA, Kineta, Inc., a Delaware corporation ("Kineta"), and Craig Philips, solely in his capacity as the representative, agent and attorney-in-fact of the Kineta stockholders (as amended from time to time, the “Merger Agreement”);

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2.

To approve, on a non-binding, advisory basis, the compensation that will or may be paid to Kineta’s named executive officers in connection with the transactions contemplated by the Merger Agreement; and

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3.

To approve the adjournment of the Kineta special meeting, if necessary or appropriate, (i) to solicit additional proxies if there are insufficient shares of Kineta's common stock represented (either in person or by proxy) and voting to obtain the affirmative vote of the holders of a majority of the shares of Kineta common stock outstanding on the record date for the Kineta special meeting or to constitute a quorum necessary to conduct the business of the Kineta special meeting, (ii) to ensure that any supplement or amendment to the joint proxy statement/prospectus is timely provided to Kineta stockholders or (iii) to comply with applicable law.

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Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer and give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Joint Proxy Statement / Prospectus are available at www.proxyvote.com.

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V75372-TBD

KINETA, INC.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

[TBD], 2025 at [TBD] Eastern Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Craig Philips and Keith Baker, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Kineta, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [TBD], on [TBD], 2025, virtually at www.virtualshareholdermeeting.com/KA2025SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side